                                  Exhibit 11

               Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES

                                                      For the Quarter Ended           For the Six Months Ended
                                                             June 30                          June 30
                                                     -----------------------          -------------------------
                                                        1994         1993                1994           1993
                                                     ----------   ----------          -----------   -----------
PRIMARY:

Average Number of Common Shares                      11,941,533   11,921,598           11,935,703    11,922,800
Average Number of Common Share Equivalents               90,497       68,716               91,262        67,081
                                                     ----------   ----------          -----------   -----------
Average Shares and Share Equivalents Outstanding     12,032,030   11,990,314           12,026,965    11,989,881
                                                     ==========   ==========          ===========   ===========

Income Before Cumulative Effect of
  Accounting Change                                  $6,210,000   $5,583,000          $12,304,000   $ 9,481,000
Cumulative Effect of Accounting Change                                                                1,329,000
                                                     ----------   ----------          -----------   -----------
Net Income                                            6,210,000    5,583,000           12,304,000    10,810,000
Preferred Dividends
                                                     ----------   ----------          -----------   -----------
Available to Common Shares                           $6,210,000   $5,583,000          $12,304,000   $10,810,000
                                                     ==========   ==========          ===========   ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                                       $0.52        $0.47                $1.03         $0.80
Cumulative Effect of Accounting Change                                                                     0.11
                                                     ----------   ----------          -----------   -----------
Net Income                                                $0.52        $0.47                $1.03         $0.91
                                                     ==========   ==========          ===========   ===========

FULLY DILUTED:

Average Number of Common Shares                      11,941,533   11,921,598           11,935,703    11,922,800
Average Number of Common Share Equivalents               90,497       75,370               91,262        75,370
                                                     ----------   ----------          -----------   -----------
Average Shares and Share Equivalents Outstanding     12,032,030   11,996,968           12,026,965    11,998,170
                                                     ==========   ==========          ===========   ===========

Income Before Cumulative Effect of
  Accounting Change                                  $6,210,000   $5,583,000          $12,304,000   $ 9,481,000
Cumulative Effect of Accounting Change                                                                1,329,000
                                                     ----------   ----------          -----------   -----------
Net Income                                            6,210,000    5,583,000           12,304,000    10,810,000
Preferred Dividends
                                                     ----------   ----------          -----------   -----------
Available to Common Shares                           $6,210,000   $5,583,000          $12,304,000   $10,810,000
                                                     ==========   ==========          ===========   ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                                       $0.52        $0.47                $1.03         $0.80
Cumulative Effect of Accounting Change                                                                     0.11
                                                     ----------   ----------          -----------   -----------
Net Income                                                $0.52        $0.47                $1.03         $0.91
                                                     ==========   ==========          ===========   ===========
